Amalgamated Financial Corp. Reports First Quarter 2025 Financial Results; $446 Million Total Deposit Growth; Strong Margin at 3.55% Common Equity Tier 1 Capital Ratio of 14.27% | Tangible Common Equity Ratio of 8.73% NEW YORK, April 24, 2025 – (GlobeNewswire) -- Amalgamated Financial Corp. (the “Company” or “Amalgamated”) (Nasdaq: AMAL), the holding company for Amalgamated Bank (the “Bank”), today announced financial results for the first quarter ended March 31, 2025. First Quarter 2025 Highlights (on a linked quarter basis) • Net income of $25.0 million, or $0.81 per diluted share, compared to $24.5 million, or $0.79 per diluted share. • Core net income1 of $27.1 million, or $0.88 per diluted share, compared to $28.0 million, or $0.90 per diluted share. Deposits and Liquidity • On-balance sheet deposits increased $231.5 million, or 3.2%, to $7.4 billion. • Off-balance sheet deposits were $214.5 million at the end of the quarter, comprised of mainly not-for-profit deposits and some political deposits. • Including deposits held off-balance sheet, total deposits increased $445.9 million, or 6.2%, to $7.6 billion. • Political deposits increased $102.7 million, or 11%, to $1.1 billion, which includes both on and off-balance sheet deposits. • Average cost of deposits, excluding Brokered CDs and off-balance sheet deposits, increased 7 basis points to 159 basis points, where non-interest-bearing deposits comprised 39% of total deposits. • Cash and borrowing capacity totaled $3.3 billion (immediately available) plus unpledged securities (two-day availability) of $301.0 million for total liquidity within two-days of $3.6 billion. • Total two-day liquidity is 94% of total uninsured deposits, and 164% of uninsured non-super core deposits1. Assets and Margin • Net interest margin decreased 4 basis points to 3.55%, as expected. • Net interest income decreased by $2.5 million, or 3.4%, to $70.6 million, as expected. • Net loans receivable increased $7.0 million, or 0.2%, to $4.6 billion. • Net loans in growth mode (commercial and industrial, commercial real estate, and multifamily) increased $25.8 million or 0.9%. • Total PACE assessments grew $3.2 million, or 0.3%, to $1.2 billion. • The multifamily and commercial real estate loan portfolios totaled $1.8 billion and had a concentration of 199% to total risk based capital. Capital and Returns • Tier 1 leverage ratio of 9.22%, increased by 22 basis points, and Common Equity Tier 1 ratio of 14.27%. • Tangible common equity1 ratio increased to 8.73%, representing a tenth consecutive quarter of improvement. • Tangible book value per share1 increased $0.91, or 4.0%, to $23.51, and has increased $6.18, or 35.7% since September 2021. • Core return on average tangible common equity1 of 15.54% and core return on average assets1 of 1.33%. 1 1 Definitions are presented under “Non-GAAP Financial Measures”. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure are set forth on the last page of the financial information accompanying this press release and may also be found on the Company’s website, www.amalgamatedbank.com.

Share Repurchase • Repurchased approximately 105,000 shares, or $3.5 million of common stock, through March 31, 2025. • On March 10, 2025, a new $40 million share repurchase program was approved, under which approximately 75,000 shares have been repurchased from April 1 through April 22, 2025. Priscilla Sims Brown, President and Chief Executive Officer, commented, “All of our key earnings metrics came in strong and as expected, showing again that at Amalgamated, we do what we say we will. Our balance sheet boasts a low-risk asset profile including low commercial real-estate lending concentration, high levels of immediate and two-day liquidity, and return metrics near the top of our peer stack.” First Quarter Earnings Net income was $25.0 million, or $0.81 per diluted share, compared to $24.5 million, or $0.79 per diluted share, for the prior quarter. The $0.5 million increase during the quarter was primarily driven by a $3.1 million decrease in provision for credit losses, as well as a $0.8 million net valuation gain on residential loans sold during the quarter, compared to a $4.1 million reduction in fair value on residential loans moved to held for sale in the previous quarter. This was offset by an expected $2.5 million decrease in net interest income, an expected $1.9 million decrease in non-core income from solar tax equity investments, an expected $1.3 million decrease in non-core ICS One-Way Sell fee income from off-balance sheet deposits, and a $1.1 million increase in income tax expense. Core net income1 was $27.1 million, or $0.88 per diluted share, compared to $28.0 million, or $0.90 per diluted share, for the prior quarter. Excluded from core net income for the quarter, pre-tax, was $2.9 million of accelerated depreciation from solar tax equity investments, a $0.8 million net valuation gain from residential loans sold during the quarter, and $0.7 million of losses on the sale of securities. Excluded from core net income for the fourth quarter of 2024, pre-tax, was a $4.1 million reduction in fair value on a pool of lower yielding performing residential loans moved to held for sale, $1.3 million of ICS One-Way Sell fee income, $1.0 million of losses on the sale of securities, and $0.9 million of accelerated depreciation from solar tax equity investments. Net interest income was $70.6 million, compared to $73.1 million for the prior quarter. This decrease was expected as interest bearing off-balance sheet deposits moved back on balance sheet towards the end of the fourth quarter to replace largely non-interest bearing deposit outflow related to the election cycle conclusion and the full effect of interest rate resets from the prior quarter were recognized. Loan interest income and loan yields remained flat mainly as a $75.5 million increase in average loan balances was offset by paydowns on shorter-term high yielding commercial & industrial loans and a shorter day count in the quarter. Interest income on securities decreased $1.8 million driven by a decrease in the average balance of securities of $92.8 million. Interest expense on total interest-bearing deposits increased $0.3 million driven by an increase in the average balance of total interest-bearing deposits of $272.3 million partially offset by a 9 basis point decrease in cost. Additionally, while the average balance of borrowings increased $35.6 million, all short-term borrowings utilized at year-end were paid off over the course of the quarter. Remaining borrowings now substantially consist of lower- cost subordinated debt priced at 3.25% with a fixed rate maturity in November 2026. Net interest margin was 3.55%, an expected decrease of 4 basis points from 3.59% in the prior quarter. The decrease is largely due to a higher average balance of interest-bearing deposits as noted above, a $338.2 million decrease in non-interest bearing deposits, as well as a higher cost of funds. Prepayment penalties had no impact on net interest margin in the current quarter, compared to a one basis point impact in the prior quarter. Provision for credit losses totaled an expense of $0.6 million, compared to an expense of $3.7 million in the prior quarter. The expense in the first quarter was primarily driven by charge-offs on the consumer solar and small business portfolios, as well as increases in reserves for one leveraged commercial and industrial loan, offset by improvements in macro-economic forecasts used in the CECL model, primarily related to the consumer solar loan portfolio, which can be volatile. 2

Non-interest income was $6.4 million, compared to $4.8 million in the prior quarter. Excluding all non-core income adjustments noted above, core non-interest income1 was $9.1 million, compared to $9.5 million in the prior quarter. The decrease was primarily related to lower commercial banking fees, offset by modestly higher income from Trust fees. Non-interest expense was $41.7 million, an increase of $0.5 million from the prior quarter. Core non-interest expense1 was $41.5 million, an increase of $0.4 million from the prior quarter. This was mainly driven by a $2.1 million increase in professional fees related to expected increases in digital transformation deployment and partnership costs to evaluate growth requirements and other advisory services. This increase is mainly offset by a $1.4 million decrease in compensation and employee benefits expense. Provision for income tax expense was $9.7 million, compared to $8.6 million for the prior quarter. The effective tax rate was 28.0%, compared to 25.9% in the prior quarter. The increase in the tax rate was the result of a higher annual effective tax rate for 2025, in addition to discrete tax items related to a city and state tax examination which led to a net increase in tax provision in the current quarter, as well as additional discrete items in the prior quarter which resulted in a tax benefit. Excluding these discrete items, the tax rate would have been 27.0%, compared to 26.6% in the prior quarter. Balance Sheet Quarterly Summary Total assets were $8.3 billion at March 31, 2025, compared to $8.3 billion at December 31, 2024, keeping the balance sheet neutral. Notable changes within individual balance sheet line items include a $65.1 million increase in securities and a $17.9 million increase in resell agreements to solidify net interest income, as well as a $7.0 million increase in net loans receivable. On the liabilities side, on-balance sheet deposits increased by $231.5 million while borrowings decreased by $244.7 million. Off-balance sheet deposits increased to $214.5 million in the quarter. Total net loans receivable at March 31, 2025 were $4.6 billion, an increase of $7.0 million, or 0.2% for the quarter. The increase in loans is primarily driven by a $20.3 million increase in multifamily loans, and a $7.8 million increase in commercial and industrial loans, offset by a $2.4 million decrease in commercial real estate loans, a $8.9 million decrease in consumer solar loans, and a $9.8 million decrease in residential loans. During the quarter, criticized or classified loans decreased $12.0 million, largely related to payoffs of three delinquent commercial and industrial loans totaling $10.1 million, the upgrade of one $1.4 million commercial & industrial loan, charge-offs of small business loans totaling $0.8 million, and a decrease of $4.5 million in residential and consumer substandard loans. This was offset by the downgrade of one $4.2 million commercial & industrial loan to special mention, and additional downgrades of small business loans totaling $1.0 million. Total on-balance sheet deposits at March 31, 2025 were $7.4 billion, an increase of $231.5 million, or 3.2%, during the quarter. Including accounts currently held off-balance sheet, deposits held by politically active customers, such as campaigns, PACs, advocacy-based organizations, and state and national party committees were $1.1 billion as of March 31, 2025, an increase of $102.7 million during the quarter. Non-interest-bearing deposits represented 39% of average total deposits and 39% of ending total deposits for the quarter, contributing to an average cost of total deposits of 159 basis points. Super-core deposits1 totaled approximately $4.0 billion, had a weighted average life of 18 years, and comprised 54% of total deposits, excluding Brokered CDs. Total uninsured deposits were $3.9 billion, comprising 52% of total deposits. Nonperforming assets totaled $33.9 million, or 0.41% of period-end total assets at March 31, 2025, an increase of $8.0 million, compared with $25.9 million, or 0.31% on a linked quarter basis. The increase in nonperforming assets was primarily driven by an $11.8 million increase in commercial & industrial non-accrual loans, including one $8.3 million commercial & industrial loan that was placed on non-accrual in the quarter. This was offset by the sale of $3.9 million in nonperforming residential loans that were reported as held-for-sale in the prior quarter. 3

During the quarter, the allowance for credit losses on loans decreased $2.4 million to $57.7 million. The ratio of allowance to total loans was 1.23%, a decrease of 6 basis points from 1.29% in the fourth quarter of 2024. The decrease was primarily the result of improvements in the macroeconomic forecasts used in the CECL model, mainly related to the consumer solar loan portfolio, which can be volatile, offset by charge-offs on consumer solar and small business portfolios, as well as increases in reserves for one legacy leveraged commercial and industrial loan. Capital Quarterly Summary As of March 31, 2025, the Common Equity Tier 1 Capital ratio was 14.27%, the Total Risk-Based Capital ratio was 16.61%, and the Tier 1 Leverage Capital ratio was 9.22%, compared to 13.90%, 16.26% and 9.00%, respectively, as of December 31, 2024. Stockholders’ equity at March 31, 2025 was $736.0 million, an increase of $28.3 million during the quarter. The increase in stockholders’ equity was primarily driven by $25.0 million of net income for the quarter and a $11.3 million improvement in accumulated other comprehensive loss due to the tax-effected mark-to-market on available for sale securities, offset by $4.3 million in dividends paid at $0.14 per outstanding share. Tangible book value per share1 was $23.51 as of March 31, 2025 compared to $22.60 as of December 31, 2024. Tangible common equity1 improved to 8.73% of tangible assets, compared to 8.41% as of December 31, 2024. Conference Call As previously announced, Amalgamated Financial Corp. will host a conference call to discuss its first quarter 2025 results today, April 24, 2025 at 11:00am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (domestic) or 1-201-493-6779 (international) and asking for the Amalgamated Financial Corp. First Quarter 2025 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13752421. The telephonic replay will be available until May 1, 2025. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at https://ir.amalgamatedbank.com/. The online replay will remain available for a limited time beginning immediately following the call. The presentation materials for the call can be accessed on the investor relations section of the Company’s website at https:// ir.amalgamatedbank.com/. About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of five branches across New York City, Washington D.C., and San Francisco, and a commercial office in Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country's oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of March 31, 2025, total assets were $8.3 billion, total net loans were $4.6 billion, and total deposits were $7.4 billion. Additionally, as of March 31, 2025, the trust business held $35.7 billion in assets under custody and $14.2 billion in assets under management. 4

Non-GAAP Financial Measures This release (and the accompanying financial information and tables) refer to certain non-GAAP financial measures including, without limitation, “Core operating revenue,” “Core non-interest expense,” “Core non-interest income,” “Core net income,” “Tangible common equity,” “Average tangible common equity,” “Core return on average assets,” “Core return on average tangible common equity,” and “Core efficiency ratio.” Management utilizes this information to compare operating performance for March 31, 2025 versus certain periods in 2024 and to prepare internal projections. The Company believes these non-GAAP financial measures facilitate making period-to- period comparisons and are meaningful indications of operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to core business, which are excluded, vary extensively from company to company, the Company believe that the presentation of this information allows investors to more easily compare results to those of other companies. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. The Company strongly encourage readers to review the GAAP financial measures included in this release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this release with other companies’ non-GAAP financial measures having the same or similar names. Reconciliations of non- GAAP financial disclosures to comparable GAAP measures found in this release are set forth in the final pages of this release and also may be viewed on the Company’s website, amalgamatedbank.com. Terminology Certain terms used in this release are defined as follows: “Core efficiency ratio” is defined as “Core non-interest expense” divided by “Core operating revenue.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is an efficiency ratio calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income. “Core net income” is defined as net income after tax excluding gains and losses on sales of securities, ICS One-Way Sell fee income, changes in fair value on loans held-for-sale, gains on the sale of owned property, costs related to branch closures, restructuring/severance costs, acquisition costs, tax credits and accelerated depreciation on solar equity investments, and taxes on notable pre-tax items. The Company believes the most directly comparable GAAP financial measure is net income. “Core non-interest expense” is defined as total non-interest expense excluding costs related to branch closures, and restructuring/severance. The Company believes the most directly comparable GAAP financial measure is total non-interest expense. “Core non-interest income” is defined as total non-interest income excluding gains and losses on sales of securities, ICS One-Way Sell fee income, changes in fair value on loans held-for-sale, gains on the sale of owned property, and tax credits and accelerated depreciation on solar equity investments. The Company believes the most directly comparable GAAP financial measure is non-interest income. “Core operating revenue” is defined as total net interest income plus “core non-interest income”. The Company believes the most directly comparable GAAP financial measure is the total of net interest income and non-interest income. 5

“Core return on average assets” is defined as “Core net income” divided by average total assets. The Company believes the most directly comparable performance ratio derived from GAAP financial measures is return on average assets calculated by dividing net income by average total assets. “Core return on average tangible common equity” is defined as “Core net income” divided by average “tangible common equity.” The Company believes the most directly comparable performance ratio derived from GAAP financial measures is return on average equity calculated by dividing net income by average total stockholders’ equity. “Super-core deposits” are defined as total deposits from commercial and consumer customers, with a relationship length of greater than 5 years. The Company believes the most directly comparable GAAP financial measure is total deposits. “Tangible assets” are defined as total assets excluding, as applicable, goodwill and core deposit intangibles. The Company believes the most directly comparable GAAP financial measure is total assets. “Tangible common equity”, and “Tangible book value” are defined as stockholders’ equity excluding, as applicable, minority interests, goodwill and core deposit intangibles. The Company believes that the most directly comparable GAAP financial measure is total stockholders’ equity. "Traditional securities portfolio" is defined as total investment securities excluding PACE assessments. The Company believes the most directly comparable GAAP financial measure is total investment securities. Forward-Looking Statements Statements included in this release that are not historical in nature are intended to be, and are hereby identified as, forward- looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified through the use of forward- looking terminology such as “may,” “will,” “anticipate,” “aspire,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “in the future,” “may” and “intend,” as well as other similar words and expressions of the future. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors, any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: 1. uncertain conditions in the banking industry and in national, regional and local economies in core markets, which may have an adverse impact on business, operations and financial performance; 2. deterioration in the financial condition of borrowers resulting in significant increases in credit losses and provisions for those losses; 3. deposit outflows and subsequent declines in liquidity caused by factors that could include lack of confidence in the banking system, a deterioration in market conditions or the financial condition of depositors; 4. changes in deposits, including an increase in uninsured deposits; 5. ability to maintain sufficient liquidity to meet deposit and debt obligations as they come due, which may require that the Company sell investment securities at a loss, negatively impacting net income, earnings and capital; 6. unfavorable conditions in the capital markets, which may cause declines in stock price and the value of investments; 7. negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidence, the financial condition of borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; 8. fluctuations or unanticipated changes in the interest rate environment including changes in net interest margin or changes in the yield curve that affect investments, loans or deposits; 9. the general decline in the real estate and lending markets, particularly in commercial real estate in the Company’s market areas, and the effects of the enactment of or changes to rent-control and other similar regulations on multi- family housing; 6

10. potential implementation by the current presidential administration of a regulatory reform agenda that is significantly different from that of the prior presidential administration, impacting the rule making, supervision, examination and enforcement of the banking regulation agencies; 11. changes in U.S. trade policies and other global political factors beyond the Company’s control, including the imposition of tariffs, which raise economic uncertainty, potentially leading to slower growth and a decrease in loan demand; 12. the outcome of legal or regulatory proceedings that may be instituted against us; 13. inability to achieve organic loan and deposit growth and the composition of that growth; 14. composition of the Company’s loan portfolio, including any concentration in industries or sectors that may experience unanticipated or anticipated adverse conditions greater than other industries or sectors in the national or local economies in which the Company operates; 15. inaccuracy of the assumptions and estimates the Company makes and policies that the Company implements in establishing the allowance for credit losses; 16. changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; 17. any matter that would cause the Company to conclude that there was impairment of any asset, including intangible assets; 18. limitations on the ability to declare and pay dividends; 19. the impact of competition with other financial institutions, including pricing pressures and the resulting impact on results, including as a result of compression to net interest margin; 20. increased competition for experienced members of the workforce including executives in the banking industry; 21. a failure in or breach of operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; 22. increased regulatory scrutiny and exposure from the use of “big data” techniques, machine learning, and artificial intelligence; 23. a downgrade in the Company’s credit rating; 24. “greenwashing claims” against the Company and environmental, social, and governance ("ESG") products and increased scrutiny and political opposition to ESG and diversity, equity, and inclusion ("DEI") practices; 25. any unanticipated or greater than anticipated adverse conditions (including the possibility of earthquakes, wildfires, and other natural disasters) affecting the markets in which the Company operates; 26. physical and transitional risks related to climate change as they impact the business and the businesses that the Company finances; 27. future repurchase of the Company’s shares through the Company’s common stock repurchase program; and 28. descriptions of assumptions underlying or relating to any of the foregoing. Additional factors which could affect the forward-looking statements can be found in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at https://www.sec.gov/. The Company disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Investor Contact: Jamie Lillis Solebury Strategic Communications shareholderrelations@amalgamatedbank.com 800-895-4172 7

Consolidated Statements of Income (unaudited) March 31, December 31, March 31, ($ in thousands) 2025 2024 2024 INTEREST AND DIVIDEND INCOME Loans $ 57,843 $ 58,024 $ 51,952 Securities 41,653 43,448 42,390 Interest-bearing deposits in banks 1,194 1,113 2,592 Total interest and dividend income 100,690 102,585 96,934 INTEREST EXPENSE Deposits 28,917 28,582 25,891 Borrowed funds 1,196 908 3,006 Total interest expense 30,113 29,490 28,897 NET INTEREST INCOME 70,577 73,095 68,037 Provision for credit losses 596 3,686 1,588 Net interest income after provision for credit losses 69,981 69,409 66,449 NON-INTEREST INCOME Trust Department fees 4,191 3,971 3,854 Service charges on deposit accounts 3,438 5,337 6,136 Bank-owned life insurance income 626 661 609 Losses on sale of securities (680) (1,003) (2,774) Gain (loss) on sale of loans and changes in fair value on loans held-for-sale, net 832 (4,090) 47 Equity method investments income (loss) (2,508) (529) 2,072 Other income 507 442 285 Total non-interest income 6,406 4,789 10,229 NON-INTEREST EXPENSE Compensation and employee benefits 23,314 24,691 22,273 Occupancy and depreciation 3,293 3,376 2,904 Professional fees 4,739 2,674 2,376 Technology 5,619 5,299 4,629 Office maintenance and depreciation 629 578 663 Amortization of intangible assets 144 183 183 Advertising and promotion 51 314 1,219 Federal deposit insurance premiums 900 715 1,050 Other expense 2,961 3,313 2,855 Total non-interest expense 41,650 41,143 38,152 Income before income taxes 34,737 33,055 38,526 Income tax expense 9,709 8,564 11,277 Net income $ 25,028 $ 24,491 $ 27,249 Earnings per common share - basic $ 0.82 $ 0.80 $ 0.89 Earnings per common share - diluted $ 0.81 $ 0.79 $ 0.89 Three Months Ended 8 amalgamated FINANCIAL CORP.

Consolidated Statements of Financial Condition

($ in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Assets	(unaudited)		(unaudited)
Cash and due from banks	$ 4,196	$ 4,042	$ 3,830
Interest-bearing deposits in banks	61,518	56,707	151,374
Total cash and cash equivalents	65,714	60,749	155,204
Securities:			
Available for sale, at fair value			
Traditional securities	1,546,127	1,477,047	1,445,793
Property Assessed Clean Energy ("PACE") assessments	161,147	152,011	82,258
	1,707,274	1,629,058	1,528,051
Held-to-maturity, at amortized cost:			
Traditional securities, net of allowance for credit losses of $47, $49, and $53, respectively	535,065	542,246	616,172
PACE assessments, net of allowance for credit losses of $654, $655, and $657, respectively	1,038,052	1,043,959	1,057,790
	1,573,117	1,586,205	1,673,962
Loans held for sale	3,667	37,593	2,137
Loans receivable, net of deferred loan origination costs	4,677,506	4,672,924	4,423,780
Allowance for credit losses	(57,676)	(60,086)	(64,400)
Loans receivable, net	4,619,830	4,612,838	4,359,380
Resell agreements	41,651	23,741	131,242
Federal Home Loan Bank of New York ("FHLBNY") stock, at cost	4,679	15,693	4,603
Accrued interest receivable	55,092	61,172	53,436
Premises and equipment, net	7,366	6,386	7,128
Bank-owned life insurance	108,652	108,026	106,137
Right-of-use lease asset	12,477	14,231	19,797
Deferred tax asset, net	33,799	42,437	49,171
Goodwill	12,936	12,936	12,936
Intangible assets, net	1,343	1,487	2,034
Equity method investments	5,639	8,482	14,801
Other assets	31,991	35,858	16,663
Total assets	$ 8,285,227	$ 8,256,892	$ 8,136,682
Liabilities			
Deposits	$ 7,412,072	$ 7,180,605	$ 7,305,765
Borrowings	69,676	314,409	139,705
Operating leases	17,190	19,734	27,250
Other liabilities	50,293	34,490	47,024
Total liabilities	7,549,231	7,549,238	7,519,744
Stockholders' equity			
Common stock, par value $0.01 per share	309	308	307
Additional paid-in capital	288,539	288,656	287,198
Retained earnings	500,783	480,144	412,190
Accumulated other comprehensive loss, net of income taxes	(47,308)	(58,637)	(78,872)
Treasury stock, at cost	(6,327)	(2,817)	(4,018)
Total Amalgamated Financial Corp. stockholders' equity	735,996	707,654	616,805
Noncontrolling interests	—	—	133
Total stockholders' equity	735,996	707,654	616,938
Total liabilities and stockholders' equity	$ 8,285,227	$ 8,256,892	$ 8,136,682

9

Select Financial Data As of and for the Three Months Ended March 31, December 31, March 31, (Shares in thousands) 2025 2024 2024 Selected Financial Ratios and Other Data: Earnings per share Basic $ 0.82 $ 0.80 $ 0.89 Diluted 0.81 0.79 0.89 Core net income (non-GAAP) Basic $ 0.88 $ 0.91 $ 0.84 Diluted 0.88 0.90 0.83 Book value per common share (excluding minority interest) $ 23.98 $ 23.07 $ 20.22 Tangible book value per share (non-GAAP) $ 23.51 $ 22.60 $ 19.73 Common shares outstanding, par value $0.01 per share(1) 30,697 30,671 30,510 Weighted average common shares outstanding, basic 30,682 30,677 30,476 Weighted average common shares outstanding, diluted 30,946 30,976 30,737 (1) 70,000,000 shares authorized; 30,940,480, 30,809,484, and 30,736,141 shares issued for the periods ended March 31, 2025, December 31, 2024, and March 31, 2024 respectively, and 30,696,940, 30,670,982, and 30,510,393 shares outstanding for the periods ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively. 10

Select Financial Data As of and for the As of and for the Three Months Ended Three Months Ended March 31, December 31, March 31, March 31, 2025 2024 2024 2025 2024 Selected Performance Metrics: Return on average assets 1.22% 1.17% 1.36% 1.22% 1.36 % Core return on average assets (non-GAAP) 1.33% 1.34% 1.27% 1.33% 1.27 % Return on average equity 14.05% 13.83% 18.24% 14.05% 18.24 % Core return on average tangible common equity (non-GAAP) 15.54% 16.13% 17.59% 15.54% 17.59 % Average equity to average assets 8.71% 8.48% 7.44% 8.71% 7.44 % Tangible common equity to tangible assets (non-GAAP) 8.73% 8.41% 7.41% 8.73% 7.41 % Loan yield 5.00% 5.00% 4.76% 5.00% 4.76 % Securities yield 5.15% 5.12% 5.21% 5.15% 5.21 % Deposit cost 1.59% 1.53% 1.46% 1.59% 1.46 % Net interest margin 3.55% 3.59% 3.49% 3.55% 3.49 % Efficiency ratio (1) 54.10% 52.83% 48.75% 54.10% 48.75 % Core efficiency ratio (non-GAAP) 52.11% 49.82% 50.40% 52.11% 50.40 % Asset Quality Ratios: Nonaccrual loans to total loans 0.70% 0.45% 0.75% 0.70% 0.75 % Nonperforming assets to total assets 0.41% 0.31% 0.42% 0.41% 0.42 % Allowance for credit losses on loans to nonaccrual loans 175.07% 286.00% 195.04% 175.07% 195.04 % Allowance for credit losses on loans to total loans 1.23% 1.29% 1.46% 1.23% 1.46 % Annualized net charge-offs to average loans 0.22% 0.36% 0.20% 0.22% 0.20 % Capital Ratios: Tier 1 leverage capital ratio 9.22% 9.00% 8.29% 9.22% 8.29 % Tier 1 risk-based capital ratio 14.27% 13.90% 13.68% 14.27% 13.68 % Total risk-based capital ratio 16.61% 16.26% 16.35% 16.61% 16.35 % Common equity tier 1 capital ratio 14.27% 13.90% 13.68% 14.27% 13.68% (1) Efficiency ratio is calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income 11 amalgamated FINANCIAL CORP.

Loan and PACE Assessments Portfolio Composition

(In thousands)	At March 31, 2025		At December 31, 2024		At March 31, 2024	
	Amount	% of total	Amount	% of total	Amount	% of total
Commercial portfolio:						
Commercial and industrial	$ 1,183,297	25.3 %	$ 1,175,490	25.2 %	$ 1,014,084	22.9 %
Multifamily	1,371,950	29.3 %	1,351,604	28.9 %	1,175,467	26.6 %
Commercial real estate	409,004	8.7 %	411,387	8.8 %	353,598	8.0 %
Construction and land development	20,690	0.4 %	20,683	0.4 %	23,266	0.5 %
Total commercial portfolio	2,984,941	63.8 %	2,959,164	63.3 %	2,566,415	58.0 %
Retail portfolio:						
Residential real estate lending	1,303,856	27.9 %	1,313,617	28.1 %	1,419,321	32.1 %
Consumer solar	356,601	7.6 %	365,516	7.8 %	398,501	9.0 %
Consumer and other	32,108	0.7 %	34,627	0.8 %	39,543	0.9 %
Total retail portfolio	1,692,565	36.2 %	1,713,760	36.7 %	1,857,365	42.0 %
Total loans held for investment	4,677,506	100.0 %	4,672,924	100.0 %	4,423,780	100.0 %
Allowance for credit losses	(57,676)		(60,086)		(64,400)	
Loans receivable, net	$ 4,619,830		$ 4,612,838		$ 4,359,380	
PACE assessments:						
Available for sale, at fair value						
Residential PACE assessments	161,147	13.4 %	152,011	12.7 %	82,258	7.2 %
Held-to-maturity, at amortized cost						
Commercial PACE assessments	271,200	22.6 %	268,692	22.5 %	256,661	22.5 %
Residential PACE assessments	767,507	64.0 %	775,922	64.8 %	801,786	70.3 %
Total Held-to-maturity PACE assessments	1,038,707	86.6 %	1,044,614	87.3 %	1,058,447	92.8 %
Total PACE assessments	1,199,854	100.0 %	1,196,625	100.0 %	1,140,705	100.0 %
Allowance for credit losses	(654)		(655)		(657)	
Total PACE assessments, net	$ 1,199,200		$ 1,195,970		$ 1,140,048	
Loans receivable, net and total PACE assessments, net as a % of Deposits	78.5%		80.9%		75.3%	
Loans receivable, net and total PACE assessments, net as a % of Deposits excluding Brokered CDs	78.5%		80.9%		77.0%	

12

Net Interest Income Analysis

(In thousands)	Three Months Ended								
	March 31, 2025			December 31, 2024			March 31, 2024		
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:									
Interest-bearing deposits in banks	$ 121,321	$ 1,194	3.99%	$ 105,958	$ 1,113	4.18%	$ 205,369	$ 2,592	5.08%
Securities[1]	3,220,590	40,867	5.15%	3,313,349	42,632	5.12%	3,170,356	41,064	5.21%
Resell agreements	30,169	786	10.57%	50,938	816	6.37%	79,011	1,326	6.75%
Loans receivable, net[2]	4,695,264	57,843	5.00%	4,619,723	58,024	5.00%	4,390,489	51,952	4.76%
Total interest-earning assets	8,067,344	100,690	5.06%	8,089,968	102,585	5.04%	7,845,225	96,934	4.97%
Non-interest-earning assets:									
Cash and due from banks	5,045			6,291			5,068		
Other assets	220,589			214,868			226,270		
Total assets	$ 8,292,978			$ 8,311,127			$ 8,076,563		
Interest-bearing liabilities:									
Savings, NOW and money market deposits	$ 4,242,786	$ 26,806	2.56%	$ 3,971,128	$ 26,329	2.64%	$ 3,591,551	$ 21,872	2.45%
Time deposits	232,683	2,111	3.68%	220,205	2,085	3.77%	188,045	1,576	3.37%
Brokered CDs	—	—	0.00%	11,822	169	5.69%	190,240	2,443	5.16%
Total interest-bearing deposits	4,475,469	28,917	2.62%	4,203,155	28,583	2.71%	3,969,836	25,891	2.62%
Borrowings	134,340	1,196	3.61%	98,768	908	3.66%	288,093	3,006	4.20%
Total interest-bearing liabilities	4,609,809	30,113	2.65%	4,301,923	29,491	2.73%	4,257,929	28,897	2.73%
Non-interest-bearing liabilities:									
Demand and transaction deposits	2,901,061			3,239,251			3,138,238		
Other liabilities	59,728			65,580			79,637		
Total liabilities	7,570,598			7,606,754			7,475,804		
Stockholders' equity	722,380			704,373			600,759		
Total liabilities and stockholders' equity	$ 8,292,978			$ 8,311,127			$ 8,076,563		
Net interest income / interest rate spread		$ 70,577	2.41%		$ 73,094	2.31%		$ 68,037	2.24%
Net interest-earning assets / net interest margin	$ 3,457,535		3.55%	$ 3,788,045		3.59%	$ 3,587,296		3.49%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 7,376,530		1.59%	$ 7,430,584		1.52%	$ 6,917,834		1.36%
Total deposits / total cost of deposits	$ 7,376,530		1.59%	$ 7,442,406		1.53%	$ 7,108,074		1.46%
Total funding / total cost of funds	$ 7,510,870		1.63%	$ 7,541,174		1.56%	$ 7,396,167		1.57%

(1) Includes Federal Home Loan Bank (FHLB) stock in the average balance, and dividend income on FHLB stock in interest income.
(2) Includes prepayment penalty interest income in 1Q2025, 4Q2024, or 1Q2024 of $0, $121, and $18, respectively (in thousands).

13

Deposit Portfolio Composition

(In thousands)	Three Months Ended					
	March 31, 2025		December 31, 2024		March 31, 2024	
	Ending Balance	Average Balance	Ending Balance	Average Balance	Ending Balance	Average Balance
Non-interest-bearing demand deposit accounts	$ 2,895,758	$ 2,901,061	$ 2,868,506	$ 3,239,251	$ 3,182,047	$ 3,138,238
NOW accounts	187,078	177,827	179,765	174,963	200,900	197,659
Money market deposit accounts	3,772,423	3,739,548	3,564,423	3,471,242	3,222,271	3,051,670
Savings accounts	330,410	325,411	328,696	324,922	341,054	342,222
Time deposits	226,403	232,683	239,215	220,205	197,265	188,045
Brokered certificates of deposit ("CDs")	—	—	—	11,822	162,228	190,240
Total deposits	$ 7,412,072	$ 7,376,530	$ 7,180,605	$ 7,442,405	$ 7,305,765	$ 7,108,074
Total deposits excluding Brokered CDs	$ 7,412,072	$ 7,376,530	$ 7,180,605	$ 7,430,583	$ 7,143,537	$ 6,917,834

(In thousands)	Three Months Ended					
	March 31, 2025		December 31, 2024		March 31, 2024	
	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds
Non-interest bearing demand deposit accounts	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %
NOW accounts	0.72 %	0.70 %	0.72 %	0.81 %	1.05 %	1.03 %
Money market deposit accounts	2.73 %	2.76 %	2.67 %	2.85 %	2.96 %	2.67 %
Savings accounts	1.28 %	1.28 %	1.32 %	1.37 %	1.34 %	1.29 %
Time deposits	3.52 %	3.68 %	3.54 %	3.77 %	3.44 %	3.37 %
Brokered CDs	— %	— %	— %	5.69 %	4.99 %	5.16 %
Total deposits	1.57 %	1.59 %	1.52 %	1.53 %	1.60 %	1.46 %
Interest-bearing deposits excluding Brokered CDs	2.58 %	2.62 %	2.54 %	2.70 %	2.75 %	2.50 %

(1) Average rate paid is calculated as the weighted average of spot rates on deposit accounts. Off-balance sheet deposits are excluded from all calculations shown.

14

Asset Quality (In thousands) March 31, 2025 December 31, 2024 March 31, 2024 Loans 90 days past due and accruing $ — $ — $ — Nonaccrual loans held for sale 989 4,853 989 Nonaccrual loans - Commercial 27,872 16,041 24,228 Nonaccrual loans - Retail 5,072 4,968 8,791 Nonaccrual securities 7 8 31 Total nonperforming assets $ 33,940 $ 25,870 $ 34,039 Nonaccrual loans: Commercial and industrial $ 12,786 $ 872 $ 8,750 Commercial real estate 3,979 4,062 4,354 Construction and land development 11,107 11,107 11,124 Total commercial portfolio 27,872 16,041 24,228 Residential real estate lending 1,375 1,771 4,763 Consumer solar 3,479 2,827 3,852 Consumer and other 218 370 176 Total retail portfolio 5,072 4,968 8,791 Total nonaccrual loans $ 32,944 $ 21,009 $ 33,019 15 amalgamated FINANCIAL CORP.

Credit Quality

($ in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Criticized and classified loans			
Commercial and industrial	$ 55,157	$ 62,614	$ 62,242
Multifamily	8,540	8,573	10,274
Commercial real estate	3,979	4,062	8,475
Construction and land development	11,107	11,107	11,124
Residential real estate lending	1,375	6,387	4,763
Consumer solar	3,479	2,827	3,852
Consumer and other	218	370	176
Total loans	$ 83,855	$ 95,940	$ 100,906
Criticized and classified loans to total loans			
Commercial and industrial	1.18 %	1.34 %	1.41 %
Multifamily	0.18 %	0.18 %	0.23 %
Commercial real estate	0.09 %	0.09 %	0.19 %
Construction and land development	0.24 %	0.24 %	0.25 %
Residential real estate lending	0.03 %	0.14 %	0.11 %
Consumer solar	0.07 %	0.06 %	0.09 %
Consumer and other	— %	0.01 %	0.01 %
Total loans	1.79 %	2.06 %	2.29 %

	March 31, 2025		December 31, 2024		March 31, 2024	
	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance
Commercial and industrial	0.28 %	1.29 %	0.53 %	1.15 %	0.16 %	1.58 %
Multifamily	— %	0.23 %	0.15 %	0.21 %	— %	0.38 %
Commercial real estate	— %	0.39 %	— %	0.39 %	— %	0.40 %
Construction and land development	— %	6.05 %	(7.19)%	6.06 %	— %	3.67 %
Residential real estate lending	— %	0.73 %	0.28 %	0.71 %	— %	0.87 %
Consumer solar	1.90 %	7.01 %	1.71 %	7.96 %	1.67 %	6.72 %
Consumer and other	0.70 %	5.67 %	0.86 %	6.83 %	0.86 %	6.36 %
Total loans	0.22 %	1.23 %	0.36 %	1.29 %	0.20 %	1.46 %

16

Reconciliation of GAAP to Non-GAAP Financial Measures

The information provided below presents a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

	As of and for the Three Months Ended		
(in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Core operating revenue			
Net Interest Income (GAAP)	$ 70,577	$ 73,095	$ 68,037
Non-interest income (GAAP)	6,406	4,789	10,229
Add: Securities loss	680	1,003	2,774
Less: ICS One-Way Sell Fee Income(1)	(9)	(1,347)	(2,903)
Less: Changes in fair value of loans held-for-sale(6)	(837)	4,117	—
Add: Tax (credits) depreciation on solar investments(3)	2,868	920	(1,808)
Core operating revenue (non-GAAP)	$ 79,685	$ 82,577	$ 76,329
Core non-interest expense			
Non-interest expense (GAAP)	$ 41,650	$ 41,143	$ 38,152
Add: Gain on settlement of lease termination(4)	—	—	499
Less: Severance costs(5)	(125)	(1)	(184)
Core non-interest expense (non-GAAP)	$ 41,525	$ 41,142	$ 38,467
Core net income			
Net Income (GAAP)	$ 25,028	$ 24,491	$ 27,249
Add: Securities loss	680	1,003	2,774
Less: ICS One-Way Sell Fee Income(1)	(9)	(1,347)	(2,903)
Less: Changes in fair value of loans held-for-sale(6)	(837)	4,117	—
Less: Gain on settlement of lease termination(4)	—	—	(499)
Add: Severance costs(5)	125	1	184
Add: Tax (credits) depreciation on solar investments(3)	2,868	920	(1,808)
Less: Tax on notable items	(731)	(1,217)	607
Core net income (non-GAAP)	$ 27,124	$ 27,968	$ 25,604
Tangible common equity			
Stockholders' equity (GAAP)	$ 735,996	$ 707,654	$ 616,938
Less: Minority interest	—	—	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(1,343)	(1,487)	(2,034)
Tangible common equity (non-GAAP)	$ 721,717	$ 693,231	$ 601,835
Average tangible common equity			
Average stockholders' equity (GAAP)	$ 722,380	$ 704,373	$ 600,759
Less: Minority interest	—	(132)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(1,413)	(1,575)	(2,123)
Average tangible common equity (non-GAAP)	$ 708,031	$ 689,730	$ 585,567

(1) Included in service charges on deposit accounts in the Consolidated Statements of Income
(2) Included in other income in the Consolidated Statements of Income
(3) Included in equity method investments income in the Consolidated Statements of Income
(4) Included in occupancy and depreciation in the Consolidated Statements of Income
(5) Included in compensation and employee benefits in the Consolidated Statements of Income
(6) Included in changes in fair value of loans held-for-sale in the Consolidated Statements of Income

17